Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. (the company) of our reports dated February 24, 2006, with respect to the consolidated financial statements of the company, the company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the company, included in the 2005 Annual Report to Shareholders of Chiquita Brands International, Inc.

Our audits also included the financial statement schedules of Chiquita Brands International, Inc. listed in Item 15(a). These schedules are the responsibility of the company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our reports dated February 24, 2006 with respect to the consolidated financial statements of the company, the company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the company, included in the 2005 Annual Report to Shareholders of Chiquita Brands International, Inc., and our report included in the preceding paragraph with respect to the financial statement schedules of the company included in this Annual Report on Form 10-K of Chiquita Brands International, Inc.

Form	Registration No.	Description

S-8	333-115675	Chiquita Savings and Investment Plan

S-8	333-115673	Aguirre Individual Plan

S-8	333-115671	Employee Stock Purchase Plan

S-8	333-88514	2002 Stock Option Incentive Plan

S-3	333-123181	Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units

Cincinnati, Ohio

February 24, 2006